EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement Amendment No. 1 to Form S-4 of our report dated February 27, 2018, relating to the consolidated financial statements of First Choice Bancorp and Subsidiary as of and for the years ended December 31, 2017 and 2016 , which is included in the Prospectus that is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
April 25, 2018